EXHIBIT 99.1

[Letterhead of Brantley Capital Corporation]

FOR IMMEDIATE RELEASE:

Brantley Capital Corporation Announces Executive Resignation and Appointment of Acting Chief Financial Officer

CONTACT:
Robert P. Pinkas
(216) 464-8400

CLEVELAND, Ohio –July 21, 2005 – Brantley Capital Corporation (NASDAQ: BBDCE), today announced that Tab A. Keplinger resigned as Chief Financial Officer on July 15, 2005, effective August 1, 2005, and that the Company appointed Curtis Witchey as Controller and acting Chief Financial Officer on July 18, 2005. Before joining Brantley Capital Corporation, Witchey was an independent financial consultant for Five Star Technologies. Witchey was also the corporate controller for Glastic Corporation in 2004 and the controller for ComparisonMarket, Inc., a startup firm, from 2001 to 2003.

About Brantley Capital Corporation

Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

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